                                                      FIRST AMENDMENT
                                                         TO
                                        COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                          CHANGE IN CONTROL SEVERANCE PLAN
                                          (As Adopted September 12, 1996)

         WHEREAS, Countrywide Credit Industries, Inc. (the "Company") desires to amend the Countrywide Credit Industries, Inc. Change in Control Severance Plan (As Adopted September 12, 1996) (the "Plan") to clarify the severance benefit that Eligible Employee Classification is entitled to receive upon participation.

         NOW, THEREFORE, APPENDIX A of the plan is hereby deleted in its entirety as enumerated in Appendix A of the Plan and New APPENDIX A, attached hereto as Exhibit A, is inserted in its place.

         IN WITNESS WHEREOF, the Company has caused this FIRST AMENDMENT to be executed this 30th day of September 1998.

Countrywide Credit Industries, Inc.



By ___________________________
      Anne McCallion
      Managing Director


Attest:  ________________________
             Susan Bow
                   Assistant Secretary

Exhibit A


                                                   NEW APPENDIX A

Eligible Employee
Classifications                                      Members

A Managing Directors
B Executive Vice Presidents and Operating Unit Presidents
C Countrywide Home Loans ("CHL"), Senior Vice Presidents and Operating Unit Executive Vice Presidents
D First Vice Presidents, Vice Presidents and Regional Vice Presidents
E Branch Managers and all other Exempt Employees
F All Non-Exempt Employees

Salary Separation Payment

The Salary Separation Payment to which a Participant is entitled shall be based on the Participant's employee classification as of the date immediately preceding the date of the Participant's Qualifying Termination or, if greater, as of the date on which the Change-in Control occurs, and shall equal the amount described in the table below; provided, however, that the Salary Separation Payment for each Participant who is a member of Employee Classification C, D, E or F shall also include an additional amount equal to one-quarter (1/4) of one month of Base Pay for each full year of service with the Company or Operating Unit in excess of five (5) years; provided, further, however, that such additional amount, if any, when added to the amount of Base Pay provided in the table below, shall not exceed twelve (12) months Base Pay.

Employee
Classification                                       Salary Separation Payment

          A Two (2) years Base Pay (as defined in Section 6.1(a)) plus 200% of the Average Bonus (as defined in Section 6.1(a)).
B                       One (1) year Base Pay plus 100% of the Average Bonus.

C                       Six (6) months Base Pay plus 50% of the Average Bonus.

D                       Four (4) months Base Pay plus 33% of the Average Bonus.

E                       Three (3) months Base Pay plus 25% of the Average Bonus.

F                       Two (2) months Base Pay plus 15% of the Average Bonus.